Exhibit 99.1

Energous Corporation Reports 2016 Fourth-Quarter and Full-Year Financial Results

San Jose, Calif. – March 8, 2017 – Energous Corporation (NASDAQ: WATT), the developer of WattUp®, a revolutionary wire-free charging technology that provides over-the-air power at a distance, today announced financial results for the fourth quarter and full year ended December 31, 2016, and provided an update on its operational progress.

Recent Highlights

In recent months, Energous has:

•	Announced that a number of early-stage customers are in various phases of integrating WattUp technology into their consumer products. Energous chose these customers from 100 current active sales engagements because of their focus on innovation, high quality products, ability to quickly integrate the WattUp technology and short product cycles.
•	Made significant integration progress with Dialog Semiconductor (XETRA: DLG), whereby all WattUp chipsets will be ordered through Dialog, carry the Dialog brand and be shipped and supported by Dialog.
•	Said that the company expects to receive orders for WattUp chipsets in the second and third quarters of 2017, which will be filled by Dialog. Energous anticipates recognizing revenues in the quarter during which these chipsets are shipped from Dialog to its customers.
•	Successfully completed milestone projects with the company’s tier-one strategic partner, resulting in the recognition of $130,000 in engineering services revenue in the fourth quarter of 2016, and anticipated recognition of an additional $500,000 in revenue during the first quarter of 2017.
•	Said it was on track to complete FCC certification of its mid field transmitter, with a goal of completing certification by the end the second quarter of 2017, in time for the currently scheduled first release of mid field WattUp transmitters in late 2017.

“Energous is on track to develop and successfully commercialize a new technology that has never before been available, and that will have what we believe is a far-reaching impact on the consumer and enterprise markets,” said Stephen R. Rizzone, President and CEO. “The company is working toward shipping fully commercialized WattUp chipsets, expanding its customer base, and securing FCC approval for its longer range charging solutions. We are singularly focused on building a highly relevant and valuable company for the long-term, and firmly believe we will exit this year positioned for significant, ongoing growth.”

Unaudited 2016 Fourth-Quarter Financial Results

For the fourth quarter ended December 31, 2016, Energous recorded:

•	Revenue of approximately $130,000.
•	Operating expenses of $14.7 million, comprised of $9.7 million in research and development, $4.0 million in general and administrative costs, and $1.0 million in sales and marketing.
•	Net loss of $14.6 million, or a loss of $0.75 per basic and diluted share.
•	Adjusted EBITDA (a non-GAAP financial measure) loss of $10.2 million.
•	$31.3 million in cash and cash equivalents at the end of the fourth quarter, with no debt.

Energous Corporation Reports 2016 Fourth-Quarter and Full-Year Results Page 2 of 6

Unaudited 2016 Full-Year Financial Results

For the twelve months ended December 31, 2016, Energous recorded:

•	Revenue of approximately $1.5 million.
•	Operating expenses of $47.3 million, comprised of $32.8 million in research and development, $11.2 million in general and administrative costs, and $3.2 million in sales and marketing.
•	Net loss of $45.8 million, or a loss of $2.60 per basic and diluted share.
•	Adjusted EBITDA (a non-GAAP financial measure) loss of $35.4 million.

2016 Fourth-Quarter and Full-Year Conference Call

Energous will host a conference call to discuss its financial results, recent progress and prospects for the future.

When: Wednesday, March 8, 2017

Time: 1:30 p.m. PT (4:30 p.m. ET)

Phone: 866-235-9911 (domestic); 412-317-1083 (international)

Replay: Accessible through March 15, 2017

877-344-7529 (domestic); 412-317-0088 (international); passcode 10101698

Webcast: Accessible at Energous.com; archive available for approximately one year

Note about Non-GAAP Financial Measures

In addition to the unaudited results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, Energous presents adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is determined by taking net loss and eliminating the impacts of interest, taxes, depreciation, amortization, and stock-based compensation. The company’s definition of adjusted EBITDA may not be comparable to the definitions of similarly-titled measures used by other companies. Energous believes that this non-GAAP financial measure, viewed in addition to and not in lieu of its reported GAAP results, provides useful information to investors by providing a more focused measure of operating results. This metric is used as part of the company's internal reporting to evaluate its operations and the performance of senior management. A table reconciling this measure to the comparable GAAP measure is available in the accompanying financial tables below.

About Energous Corporation

Energous Corporation is the developer of WattUp® -- an award-winning, wire-free charging technology that will transform the way consumers and industries charge and power electronic devices at home, in the office, in the car and beyond. WattUp is a revolutionary radio frequency (RF) based charging solution that delivers intelligent, scalable power via radio bands, similar to a Wi-Fi router. WattUp differs from older wireless charging systems in that it delivers contained power, at a distance, to multiple devices -- thus resulting in a wire-free experience that saves users from having to remember to plug in their devices. For more information, please visit Energous.com, or follow Energous on Twitter and Facebook.

Energous Corporation Reports 2016 Fourth-Quarter and Full-Year Results Page 3 of 6

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms. All statements in this release that are not based on historical fact are “forward-looking statements.” Examples of forward-looking statements include, among others, our statements about our ability to develop and successfully commercialize important new technology , and the timing for receipt of required regulatory approvals, chipset orders and customers’ product launches. While management has based its forward-looking statements in this release on its current expectations, the information on which those expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to develop a commercially feasible technology; receipt of necessary regulatory approvals; timing and amount of new revenues; dependence on an exclusive component provider for WattUp technology for sales and distribution; ability to find and maintain development partners and licensees, market acceptance of our technology, the amount and nature of competition in our industry; our ability to protect our intellectual property; and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

-- Financial Tables Follow --

Investor Relations Contact:

PondelWilkinson

Evan Pondel/Laurie Berman

(310) 279-5980

ir@energous.com

Public Relations Contact:

Mariel Santos
Senior Public Relations Manager, Energous
(408) 963-0278
pr@energous.com

Energous Corporation Reports 2016 Fourth-Quarter and Full-Year Results Page 4 of 6

Energous Corporation

BALANCE SHEETS

(Unaudited)

	As of
	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$31,258,637	$29,872,564
Accounts receivable	149,500	-
Prepaid expenses and other current assets	1,374,585	722,249
Prepaid rent, current	80,784	80,784
Total current assets	32,863,506	30,675,597

Property and equipment, net	2,209,475	1,730,365
Prepaid rent, non-current	137,452	218,236
Other assets	48,507	51,330
Total assets	$35,258,940	$32,675,528

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,707,763	$2,324,973
Accrued expenses	1,867,995	1,075,879
Deferred revenue	131,959	-
Total current liabilities	6,707,717	3,400,852

Stockholders’ equity:
Preferred Stock, $0.00001 par value, 10,000,000 shares authorized at December 31, 2016 and 2015;
no shares issued or outstanding.	-	-
Common Stock, $0.00001 par value, 50,000,000 shares authorized at December 31, 2016 and 2015;
20,367,929 and 16,298,208 shares issued and outstanding at December 31, 2016 and
December 31, 2015, respectively.	202	161
Additional paid-in capital	153,075,595	107,981,695
Accumulated deficit	(124,524,574)	(78,707,180)
Total stockholders’ equity	28,551,223	29,274,676
Total liabilities and stockholders’ equity	$35,258,940	$32,675,528

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Energous Corporation

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2016	2015	2016	2015

Revenue:
Engineering product development	$129,786	$-	$1,451,941	$2,500,000
Total revenue	129,786	-	1,451,941	2,500,000

Operating expenses:
Research and development	9,751,759	5,816,851	32,832,677	18,825,041
Sales and marketing	1,011,554	703,189	3,201,549	3,221,303
General and administrative	3,981,592	2,367,412	11,248,435	8,030,995
Total operating expenses	14,744,905	8,887,452	47,282,661	30,077,339
Loss from operations	(14,615,119)	(8,887,452)	(45,830,720)	(27,577,339)

Other income:
Interest income	3,885	3,272	13,326	15,637
Total	3,885	3,272	13,326	15,637

Net loss	$(14,611,234)	$(8,884,180)	$(45,817,394)	$(27,561,702)

Basic and diluted net loss per common share	$(0.75)	$(0.61)	$(2.60)	$(2.07)

Weighted average shares outstanding, basic and diluted	19,532,158	14,478,221	17,649,013	13,303,715

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Energous Corporation

Reconciliation of Non-GAAP Information

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2016	2015	2016	2015

Net loss (GAAP)	$(14,611,234)	$(8,884,180)	$(45,817,394)	$(27,561,702)
Add (subtract) the following items:
Interest income	(3,885)	(3,272)	(13,326)	(15,637)
Depreciation and amortization	329,223	200,212	957,836	817,729
Stock-based compensation	4,102,267	1,644,979	9,508,175	5,951,414
Adjusted EBITDA (non-GAAP)	$(10,183,629)	$(7,042,261)	$(35,364,709)	$(20,808,196)